Exhibit 10.11

Certificate No. W-

CLASS A WARRANT

PACIFIC RIM FOODS, LTD.

TO PURCHASE              SHARES OF COMMON STOCK

OF

EMPIRE ENERGY CORPORATION INTERNATIONAL

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (a) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE BLUE SKY LAWS OR (b) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE BLUE SKY LAWS.

THIS CERTIFIES THAT, for good and valuable consideration                      (the “Holder”), or the Holder’s registered assigns, is entitled to subscribe for and purchase from Pacific Rim Foods, Ltd., a Mauritius corporation (the “Pacific Rim”), at any time after the date of this Class A Warrant, to and including July 5, 2011,                      (                    ) folly paid and nonassessable shares of the Common Stock of Empire Energy Corporation International (the “Corporation”) owned by Pacific Rim, at prices between $.05 and $.20 per share (the “Warrant Exercise Price”), subject to the antidilution provisions of this Warrant. The Warrant Exercise Price shall be as follows: (a) $.05 per share if the Warrant was purchased before July 31, 2006; $.10 per share if the Warrant was purchased after July 31, 2006 but on or before August 18, 2006; $.15 per share if the Warrant was purchased after August 18, 2006 but on or before September 8, 2006; and (d) $.20 per share if the Warrant was purchased after September 8, 2006.

The shares of the corporation which may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.” As used herein, the term “Holder” means the Holder, any party who acquires all or a part of this Warrant as a registered transferee of the Holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. The term “Common Stock” means the common stock, $0.001 par value per share, of Pacific Rim. This Warrant is part of a series of Warrants (the “Series”) issued in connection with a private placement by Pacific Rim pursuant to Pacific Rim’s Private Placement Memorandum dated July 5, 2006.

This Warrant is subject to the following provisions, terms and conditions:

(1) EXERCISE; TRANSFERABILITY.

a. The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to Pacific Rim at the principal office of Pacific Rim prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such Warrant Shares.

b. Except as provided in Section 7 hereof, this Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred.

(2) EXCHANGE AND REPLACEMENT. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to Pacific Rim at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by Pacific Rim of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, Pacific Rim will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by Pacific Rim upon the surrender hereof in connection with any exchange or replacement. Pacific Rim shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

(3) ISSUANCE OF THE WARRANT SHARES.

a. Pacific Rim agrees that the Warrant Shares shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of paragraph (b) of this Section 3, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder.

b. Notwithstanding the foregoing, however, Pacific Rim shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein shall obligate Pacific Rim to effect registrations under federal or state securities laws. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 30 calendar days from the date Pacific Rim delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by Pacific Rim, or the registrations made, for the issuance of the Warrant Shares.

(4) COVENANTS OF PACIFIC RIM. Pacific Rim covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid,-nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Pacific Rim further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Pacific Rim will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. Pacific Rim will not take any action which would result in any adjustment of the Warrant Exercise Price (i) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then issuable upon exercise of all options, warrants and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then owned by Pacific Rim and reserved for issuance.

(5) ANTI-DILUTION ADJUSTMENTS. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

a. The Warrant Exercise Price shall be adjusted from time to time such that in case Pacific Rim shall hereafter.

i. pay any dividends on any class of stock of Pacific Rim payable in Common Stock or securities convertible into Common Stock;

ii. subdivide its then outstanding shares of Common Stock into a greater number of shares; or

iii. combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of Pacific Rim, the Board of Directors of Pacific Rim (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of Pacific Rim other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section

b. Upon each adjustment of the Warrant Exercise Price pursuant to Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

c. Upon any adjustment of the Warrant Exercise Price, then and in each such case, Pacific Rim shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of Pacific Rim, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

d. Pacific Rim shall give notice to the Holder if at any time prior to the expiration or exercise in full of this Warrant, any of the following events shall occur:

i. Pacific Rim shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to the holders of shares of Common Stock;

ii. Pacific Rim shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or any of any other subscription rights, options or warrants;

iii. A dissolution, liquidation or winding up of Pacific Rim (other than in connection with a consolidation, merger, or sale or conveyance of the property of Pacific Rim as an entirety or substantially as an entirety); or

iv. A capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of Pacific Rim with or into another corporation (other than a consolidation or merger in which Pacific Rim is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or any sale or conveyance to another corporation of the property of Pacific Rim as an entirety or substantially an entirety.

Such notice shall be given at least 10 business days prior to the date fixed as a record date or effective date or the date of closing of Pacific Rim’s stock transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be.

(6) NO VOTING RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of Pacific Rim.

(7) NOTICE OF TRANSFER OF WARRANT OR RESALE OF THE WARRANT SHARES.

a. Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to Pacific Rim before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, Pacific Rim shall present copies thereof to Pacific Rim’s counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), Pacific Rim, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to Pacific Rim; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to Pacific Rim to prevent further transfers which would be in violation of Section 5 of the 1933 Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by Pacific Rim for the transfer or disposition of the Warrant or Warrant Shares.

b. If, in the opinion of Pacific Rim’s counsel, the proposed transfer or disposition of the Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, Pacific Rim shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of such counsel, are permitted by law.

(8) FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, Pacific Rim shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to such fraction multiplied by the Market Price on the day prior to the date of exercise of this

Warrant in lieu of such fractional share. For purposes of this Section, the term “Market Price” with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national or regional securities exchange or quoted in the Nasdaq Stock Market (“Nasdaq”), or if not listed on a national or regional securities exchange or quoted in Nasdaq, the average of the last reported closing bid and asked prices as reported by the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. from quotations by market makers in such Common Stock on the over-the-counter market, or if no quotations in such Common Stock are available, the fair market value of the shares as determined in good faith by the Board of Directors of Pacific Rim.

(9) REDEMPTION. This Warrant may be redeemed by Pacific Rim, in whole or in part, at a redemption price of $0.05 per Warrant Share (subject to appropriate adjustment as determined in good faith by Pacific Rim’s Board of Directors in the event of the occurrence of the events described in Sections 5(a)(i), (ii) and (iii)) upon notice of such redemption given by Pacific Rim to the Holder not less than thirty (30) days prior to the date fixed for redemption in the manner provided in Section 10(a) hereof. Pacific Rim shall be entitled to redeem this Warrant as provided in this Section 9 only if the average Market Price per share of the Common Stock for any ten (10) consecutive trading days prior to such notice exceeds $.75 per share (subject to appropriate adjustment as determined in good faith by Pacific Rim’s Board of Directors in the event of the occurrence of the events described in Sections 5(a)(i), (ii) and (iii)). If notice of redemption shall have been given to the Holders, the exercise rights of this Warrant shall expire at the close of business on such date of redemption, unless extended by Pacific Rim. On or prior to the date fixed for redemption, Pacific Rim will set aside the funds sufficient to purchase such portion of this Warrant which is to be redeemed. Payment of such redemption price will be made by Pacific Rim upon presentation and surrender of this Warrant to Pacific Rim at its principal office. If Pacific Rim fails to pay the redemption price within five (5) business days of such presentation and surrender, this Warrant shall become fully exercisable as if it had not been called for redemption.

(10) MISCELLANEOUS.

a. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) two (2) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Pacific Rim at the address as set forth on the signature page hereof, to the Holder at the Holder’s address as appearing on Pacific Rim’s records, or at such other address as Pacific Rim or Holder may designate by ten (10) days advance written notice to the other party hereto.

b. ATTORNEYS’ FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

c. AMENDMENTS AND WAIVERS. This Warrant may be amended or modified only upon the written consent of both Holder and Pacific Rim. This Warrant and any provision hereof may be waived only by an instrument in writing signed by the party against which enforcement of the same is sought.

d. SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

e. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

f. BINDING EFFECT. This Warrant shall be binding upon any entity succeeding Pacific Rim by merger, consolidation or acquisition of all or substantially all of Pacific Rim’s assets. All of the covenants and agreements of Pacific Rim shall inure to the benefit of the successors and assigns of the Holder hereof.

IN WITNESS WHEREOF, Pacific Rim Foods, Ltd. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated                     , 2006.

PACIFIC RIM FOODS, LTD. a Mauritius corporation

By:
Tad Ballantyne,
Chief Executive Officer

2505 Chatham Street
Racine, Wisconsin 53402
(262) 652-3532 Fax

(To Be Executed by the Registered Holder in Order to Exercise the Warrant)

To: Pacific Rim Foods, Ltd.

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash,                      of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of:

NAME:

SOC. SEC. or TAX I.D. NO.

ADDRESS:

Date: __________________, 20__  ___________________________________________________ Signature *

*	The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

ASSIGNMENT FORM

(To be Executed by the Registered Holder in Order to Transfer the Warrant)

To: Pacific Rim Foods, Ltd.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___________________________the right to purchase the securities of Pacific Rim Foods, Ltd. to which the within Warrant relates and appoints ____________________________, attorney, to transfer said right on the books of Pacific Rim Foods, Ltd. with full power of substitution in the premises.

Dated:
Signature

Address: